UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2014

Global Digital Solutions, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West
West Palm Beach, Florida 33401
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (561) 515-6163

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2014, Global Digital Solutions, Inc. (“GDSI”) and its wholly owned subsidiary, GDSI Acquisition Corporation, a Delaware corporation (“Buyer”), entered into an Equity Purchase Agreement (“EPA”) with Brian A. Dekle and John Ramsey (collectively, “Sellers”) and North American Custom Specialty Vehicles, LLC, an Alabama limited liability company (“NACSV”), pursuant to which Buyer purchased all of Sellers’ membership interests in NACSV for total consideration of up to $3.6 million (the “Acquisition”) with (a) $1.2 million payable at closing as follows: (i) a cash payment of $1.0 million and (ii) 645,161 shares of GDSI’s restricted common stock valued at $0.31 per share, or $200,000 in the aggregate, (b) up to $2.4 million of additional post-closing contingent consideration as certain milestones are met as set forth in the EPA through December 31, 2017, and (c) a post closing date purchase price adjustment of the excess, if any, of the total value of closing date audited assets of NACSV over $1.2 million.

NACSV specializes in building mobile command/communications and specialty vehicles for emergency management, first responders, national security and law enforcement operations.

A copy of the EPA is attached hereto as Exhibit 2.1.  The description of certain terms of the EPA set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the EPA.

GDSI announced the completion of the Acquisition in a press release, dated June 18, 2014, a copy of which is attached hereto as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 16, 2014, GDSI and the Buyer entered into an EPA with the Sellers and NACSV whereby Buyer acquired all of the membership interests of NACSV.  The information disclosed under Item 1.01 is incorporated into this Item 2.01 in its entirety.

Item 3.02 Unregistered Sale of Equity Securities.

In connection with the execution of the EPA, on June 16, 2014, GDSI issued 645,161 shares of its restricted common stock, $.001 par value, valued at $0.31 per share, or $200,000 in the aggregate, to the Sellers.  These securities were issued without registration in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Any required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K not later than 75 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Any required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 75 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Equity Purchase Agreement dated June 16, 2014 by and among Brian A. Dekle, John Ramsey, GDSI Acquisition Corporation, Global Digital Solutions, Inc. and North American Custom Specialty Vehicles, LLC.

99.1	Press release dated June 18, 2014 issued by GDSI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: June 19, 2014	By:	/s/ Richard J. Sullivan
Richard J. Sullivan
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1
Equity Purchase Agreement, dated June 16, 2014, by and among Brain A. Dekle, John Ramsey, GDSI Acquisition Corporation, Global Digital Solutions, Inc. and North American Custom Specialty Vehicles, LLC.

99.1	Press release dated June 18, 2014, issued by GDSI.